UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2014 (April 30, 2014)

AG MORTGAGE INVESTMENT TRUST, INC.

Maryland	001-35151	27-5254382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue, 26th floor

New York, New York 10167

(212) 692-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07     Submission of Matters to a Vote of Security Holders.

At the 2014 annual meeting of stockholders of AG Mortgage Investment Trust, Inc. (the “Company”) held on April 30, 2014, the Company’s stockholders voted on the following matters which were set forth in the notice for the meeting:

1.	election of the board of directors, with each director serving a one-year term until his successor is elected and qualifies;

2.	ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014; and

3.	approval, on an advisory basis, of the Company’s executive compensation.

Each of the seven nominees was elected, the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm was ratified and executive compensation was approved on an advisory basis.

The vote tabulation for each proposal is as follows:

1.	Election of Directors:

Director	Votes For	Votes Withheld	Broker Non-Votes
Arthur Ainsberg	13,363,021	204,712	9,303,896
Andrew L. Berger	13,296,317	271,416	9,303,896
Joseph LaManna	13,301,234	266,499	9,303,896
Jonathan Lieberman	12,701,460	866,273	9,303,896
Peter Linneman	13,273,017	294,716	9,303,896
David Roberts	13,199,424	368,309	9,303,896
Frank Stadelmaier	11,468,728	2,099,005	9,303,896

2.	Ratification of Appointment of Independent Registered Public Accounting Firm:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,692,197	96,437	82,995	-0-

3.	Approval, on an Advisory Basis, of Executive Compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,226,703	239,988	101,042	9,303,896

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2014

AG MORTGAGE INVESTMENT TRUST, INC.

By:	/s/ ALLAN KRINSMAN

Name: Allan Krinsman
Title: General Counsel and Secretary